Exhibit 10.19

Property Name: Princeton

LEASE AGREEMENT

BY AND BETWEEN

BANK OF AMERICA, N.A., AS LANDLORD

AND

HEARTLAND PAYMENT SYSTEMS, INC., AS TENANT

PREMISES:

90 Nassau Street

Princeton, New Jersey

Exhibits

EXHIBIT “A”—RENT SCHEDULE

EXHIBIT “B”—DESCRIPTION OF PROPERTY

EXHIBIT “C”—PLAN OF PREMISES

EXHIBIT “D”—COMMENCEMENT DATE AGREEMENT

EXHIBIT “E”—RULES AND REGULATIONS

Riders

If checked, the following Riders are attached to and form a part of this Lease.  In the event of a conflict between the terms of the Rider and the terms of this Lease, the terms of the particular Rider shall control.

Check if Applicable:

☒            Right of First Offer (Lease) Rider

☒            Leasehold Improvements Rider

☒            Renewal Option Rider

PROPERTY: Princeton

OFFICE LEASE AGREEMENT

                                This Office Lease Agreement (“Lease”) is entered into as of September    , 2004 by and between Bank of America, N.A., a national banking association, with an address at                                (“Landlord”), and Heartland Payment Systems, Inc., a Delaware corporation, with an address at 47 Hulfish Street, Suite 400, Princeton, NJ 08542 (“Tenant”).  Landlord and Tenant, each intending to be legally bound, hereby mutually covenant and agree as follows:

ARTICLE 1 – FUNDAMENTAL LEASE PROVISIONS

                The following terms shall have the meanings set forth below, subject to further definition and elaboration elsewhere in this Lease.

“Abandon”

The failure by Tenant to take possession of and move into the Premises within seven (7) days after the Commencement Date, whether or not Tenant is in default of the rental or other payments due under this Lease.

“Act of God” or “Force Majeure”

Strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, and/or any other cause not reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part, to prevent or overcome.

“Authorized Brokers”	GVA Williams Buschman c/o Tom Romano 1009 Lenox Drive Lawrenceville, NJ 08648 and NAI Fennelly, Inc. c/o 3535 Quarkerbridge Road #102 Hamilton, NJ 08648

“Base Rent”	As set forth on the Rent Schedule set forth on Exhibit “A” attached hereto.

“Base Year”	2005

“Building”	90 Nassau Street Princeton, New Jersey

“Commencement Date”	the earlier of the date Tenant begins operating its business in the Premises or February 1, 2005

“Common Areas”	All areas in the Property except those areas occupied by Landlord or leased to tenants or held for lease to tenants,

including, without limitation, parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, mechanical rooms, elevator areas, common areas (such as corridors, bathrooms and similar areas) on multi-tenant floors, other Building common areas and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by, or for benefit of, all tenants and occupants of the Property in common.

“Default Rate”	The lesser of the maximum annual rate of interest permitted by applicable law or 12% per annum

“Expiration Date”	September 31, 2012

“Hazardous Material”

Any substance that is toxic, ignitable, reactive, or corrosive and that is now or hereafter regulated by any local government, the state where the Property is located, or the United States Government, including without limitation, asbestos, polychlorobiphenyls (“PCB’s”), petroleum products or distillates, any and all material or substances that are defined as “hazardous waste,” “extremely hazardous waste,” or a “hazardous substance” pursuant to state, federal, or local governmental law.

“Land”	The tract of land described on Exhibit “B” attached hereto.

“Landlord Notice Address”

Bank of America, N.A.

525 North Tryon

3rd Floor — Corporate Real Estate \Department

NC1-023-02-03

Charlotte, NC 28255

Attention: Property Services

Fax: (704) 386-7339

With a copy to:

Bank of America, N.A.

901 Main Street, 68th Floor

Dallas, TX 75202

Attention: Michael F. Hord, Associate General Counsel

“Late Charge”	8%

“Operating Expenses”	Defined in Section 2.4 below.

“Permitted Use”

General office use and for no other purpose; provided, however, that Tenant shall not under any circumstances be permitted to use the Premises for “retail banking purposes”, which shall include, but not be limited to, the accepting of deposits from, or the making of loans to, the general public, or engaging in stock brokerage services, insurance sales or trust services, whether by a national bank, credit union, state bank, savings bank or other entity or person.

“Premises”	That portion of the second floor and third floor of the Building, as indicated on the floor plan attached hereto as Exhibit “C”, containing approximately 6,052 rentable square feet and 3,255 rentable square feet, respectively, for an aggregate total of approximately 9,307 rentable square feet agreed to by Tenant and Landlord.

“Property”	The Building and Land upon which the Building is situated

“Proportionate Share”	35.3086%

“Proportionate Share”	35.3086%

“Rent Commencement Date”	October 1, 2005

“Security Deposit”	$48,086.18

“Tenant Notice Address”	Heartland Payment Systems, Inc. 47 Hulfish Street, Suite 400 Princeton, NJ 08542 Attn: Robert Baldwin, CFO

“Term”	7 Years and 8 Months

ARTICLE 2 – GRANTING CLAUSE AND RENT PROVISIONS

                2.1          Grant of Premises.  In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the other terms and provisions of this Lease, Landlord hereby leases the Premises to Tenant during the Term, subject to the terms and provisions of this Lease.

                2.2          Term/Renewal Option.       The Term shall commence on the Commencement Date and end on the Expiration Date.  The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession.  If for any reason the Premises are not ready for occupancy by the Commencement Date, Landlord shall not be liable for any claims or damages by reason thereof, but in such event the expiration date of the Lease shall be extended by the number of days between the anticipated Commencement Date and the actual Commencement Date.  If Tenant occupies the Premises prior to the Commencement Date, Tenant shall pay Base Rent and all additional rent and shall comply with all of Tenant’s obligations in this Lease during the early occupancy period (including without limitation the provisions requiring Tenant to obtain insurance and to indemnify and exculpate Landlord) and Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease.  Early occupancy of the Premises shall not advance the expiration date of this Lease.  Within ten (10) days of the Commencement Date, Tenant shall confirm the Commencement Date and other terms of this Lease by executing and delivering to Landlord the Commencement Date Agreement substantially in the form set forth on Exhibit “D” attached hereto.  So long as there exists no uncured default under this Lease and not more than two monetary defaults occurred during the Term, then Tenant shall have the right to renew this Lease for the Renewal Term, if any, as more fully set forth on the Renewal Option Rider attached hereto.

2.3          Base Rent; Late Payment.  Tenant agrees to pay the Base Rent to Landlord in equal monthly installments in advance, as set forth in the Rent Schedule attached hereto as Exhibit “A”, without demand, offset or reduction.  One (1) monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant for the first month’s rent due October 1, 2005 and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date during the term of this Lease.  If the Rent Commencement Date should be a date other than the first day of a calendar month, the monthly rent for the first partial month shall be prorated on a per diem basis.  Tenant shall pay, as additional rent, all other sums due under this Lease.  Base Rent and additional rent are sometimes collectively called “rent”.  All rent due under the terms of this Lease shall be payable to Landlord and forwarded to Landlord at the address section forth in Article 1, or to such other address as Landlord may designate by written notice to Tenant.

                2.4          Operating Expenses.  If the Operating Expenses for the Property, in any calendar year during the Term, exceed the Operating Expenses for the Base Year, Tenant agrees to pay as additional monthly rent the Proportionate Share of such excess Operating Expenses, as estimated by Landlord from time to time.  During any partial calendar year of the Term (such as the year in which the Commencement Date occurs and the year in which the Terminates), Tenant’s Proportionate Share of Operating Expenses shall be adjusted based upon the actual number of days contained within the Term during such partial calendar year.  By April 30th of each calendar year, Landlord will provide Tenant an itemized statement (“Additional Rent Statement”) showing in reasonable detail all additional rent due (or any overpayments made) under this Section and Tenant (or Landlord, as the case may be) shall pay such amount within thirty (30) days after receipt of such statement; provided, however, in no event shall Tenant be released of its obligation for such additional rent if Landlord fails to send Tenant a statement within the time specified above.  In no event shall the Base Rent or other sums due under this Lease ever be reduced due to the operation of this Section 2.3 or to Operating Expenses being less for the Property than the Operating Expenses for the Base Year.  Each Additional Rent Statement furnished by Landlord to Tenant shall be conclusive and binding upon Tenant unless, within sixty (60) days after receipt of such Additional Rent Statement (“Dispute Period”), Tenant shall notify Landlord in writing that it disputes the correctness of such statement, stating the reason for such dispute.  Pending the determination of such dispute, Tenant shall timely pay the full amount of the Additional Rent payable by Tenant in accordance with each such statement that Tenant is disputing.  In the event Tenant gives timely notice of a dispute within the Dispute Period, Tenant, or its authorized agent, at Tenant’s expense, shall have the right, upon reasonable advance notice and during normal business hours, to inspect the books and records of Landlord applicable to the determination of an statement of any additional rent payable by Tenant for the purpose of verifying in good faith the information contained in such Additional Rent Statement for a period of up to one year after the receipt of such statement by Tenant.  Landlord shall maintain at its office or the office of its managing agent full, complete and accurate books and records prepared in accordance with prudent building management practices with respect to Operating Expenses, and shall retain such records with respect to each calendar year for a period not less than two (2) years following delivery of the annual statement for such year.  Upon completion of the audit and/or inspection, if the calculation of Tenant’s Proportionate Share of Operating Expenses, indicates that Tenant overpaid, or underpaid, rent for any audited calendar year, Landlord shall pay Tenant, or Tenant shall pay Landlord, as applicable, upon thirty (30) days prior written notice, an amount equal to such overpayment or underpayment.  In no event shall the form of such payment be as a credit against rent next due or, upon expiration of this Lease.

The term “Operating Expenses” includes all expenses of Landlord with respect to the ownership, maintenance, servicing, repairing and operation of the Property, including, but not limited to:  maintenance, repair and replacement costs; electricity charges for the Common Areas; water, sewer, gas and other utility charges; window washing for the Building and janitorial services for the Common Areas; trash and snow and ice removal; landscaping and pest control; management fees and services rendered payable to third parties; wages and benefits payable to employees of Landlord’s property management company whose duties are directly connected with the operation and maintenance of the Property; all services, supplies, repairs, replacement or other expenses for maintaining and operating the Property including parking and Common Areas; the cost of any capital improvement made to the Property by Landlord amortized over a fifteen (15) year period; the cost of installation of any device or other equipment which is installed to improve the operating efficiency of any system and reduce Operating Expenses; all real property taxes and installments of special assessments which accrue against the Property during the term of this Lease; governmental levies or charges of any kind or nature assessed or imposed on the Property, whether by state, county, city of any political subdivision thereof; all insurance premiums Landlord is required to pay or deems necessary to pay, including hazard insurance and public liability insurance, with respect to the Property; all amounts paid for liability and casualty loss pursuant to insurance deductible amounts except in the case of negligence on behalf of Landlord or Landlord’s agents; and any amounts considered an operating, maintenance or management expense under generally accepted accounting principles.

The term “Operating Expenses” does not include: expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are paid by insurance; income and franchise taxes of Landlord; expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space for Landlord or for new tenants; interest or principal payments on any mortgage encumbering the Property; expenses for repairs or other work occasioned by condemnation, to the extent reimbursed by condemnation proceeds; any expense fully reimbursed to Landlord by Tenant or any other tenant of the Property, or any expenses billed to and paid directly by same for their own account or on Landlord’s behalf; or legal expenses incurred in connection with leasing the Property or enforcement of Property leases.  Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

                2.5          Late Payment Charge.  Other remedies for nonpayment notwithstanding, if any monthly rental payment is not received by Landlord on or before the fifth (5th) business day of the month for which the rent is due, or if any other payment hereunder due Landlord by Tenant is not received by Landlord within five (5) days of the date such amount became due, Tenant shall pay the Late Charge multiplied by such past due amount, which shall become due and payable in addition to such amounts owed under this Lease.  All amounts more than thirty (30) days past due shall accrue interest at the Default Rate.

                2.6          Security Deposit.  The Security Deposit shall be paid concurrent with Tenant’s execution of this Lease and held by Landlord for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damage in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon.  Upon the occurrence of any event of default by Tenant under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon the termination of this Lease.  If any portion of the Security Deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier’s check an amount sufficient to restore the Security Deposit to its original amount.  The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgment by such successor of receipt of such security and its assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto.

                2.7          Holding Over.  If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord (in addition to any other sums payable under this Lease) as Base Rent for the period of such holdover an amount equal to one and one half times the Base Rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease (without waiver of Landlord’s right to recover damages as permitted by law).  Upon the expiration or earlier termination of this Lease, Tenant agrees to vacate and deliver the Premises, and all keys thereto, to Landlord upon delivery to Tenant of notice from Landlord to vacate.  The rent payable during the holdover period shall be payable to Landlord on demand.  No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease.  Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

ARTICLE 3 – OCCUPANCY, USE AND OPERATIONS

                3.1          Use.  Tenant warrants and represents to the Landlord that the Premises shall be used and occupied only for the Permitted Use.  Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other occupants or tenants in the Building.  Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas.  Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property.  Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property.  Tenant has inspected the Premises and the Building and accepts them in their present “AS-IS” condition.  Tenant, at its expense, shall comply with all applicable legal requirements and with the rules and regulations of the Property adopted or amended from time to time by Landlord except to the degree such legal requirements or rules and regulations apply to Hazardous Materials existing at the Premises as of the date hereof.  Notwithstanding, Tenant shall be liable for compliance to the extent Tenant is responsible for the aggravation of such Hazardous Materials.

                3.2          Signs.  Except as set forth herein, no signs of any type or description shall be erected, placed or painted in or about the Premises or Building except those signs submitted to and approved by Landlord in writing or supplied by Landlord for Tenant’s use and which signs are in conformity with any governmental regulations, deed restrictions, statutes, etc.  Landlord reserves the right to remove, at Tenant’s expense, all signs other than signs approved in writing by Landlord or supplied by Landlord under this Section 3.2, without notice to Tenant and without liability to Tenant for any damages sustained by Tenant as a result thereof, and Tenant shall repair any damage caused by such removal.  Except for any signage installed by Landlord on the directory in the Building lobby entrance, all permitted signs shall, at the sole cost and expense of Tenant, be maintained and repaired in first-class condition by Tenant through the Term.  Upon expiration or termination of this Lease, all signs installed by Tenant shall be removed and any damage resulting therefrom shall be promptly repaired, or such removal and repair may be done by Landlord and the cost charged to Tenant as additional rent.

                3.3          Compliance with Laws, Rules and Regulations.  Tenant, at Tenant’s sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises.  Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Premises.  Tenant will comply with the rules and regulations of the Property adopted by Landlord, which are set forth in Exhibit “E” attached to this Lease.  If Tenant is not complying with such rules and regulations, or if Tenant is in any way not complying with this Article 3, then, notwithstanding anything to the contrary contained herein, Landlord may, at its election, enter the Premises without liability therefor and fulfill Tenant’s obligations.  Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.  Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Premises.  All changes and amendments to the rules and regulations of the Property will be forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.  With respect to any alteration or installation of improvements, fixtures or facilities required by any legal requirement (including the Americans With Disabilities Act of 1990), Tenant shall be responsible for compliance at its expense to the extent such requirement is applicable to the Premises.  Landlord will, at its expense comply with any such requirement to the extent applicable to the Common Areas; provided, however, that to the extent that the requirement would not have applied but for this Lease or Tenant’s specific use of the Premises or an act or mission of Tenant, its employees, agents or invitees, then Tenant shall pay the cost of such compliance to Landlord on demand.

                3.4          Environmental Matters.  (a)               Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant’s agents, employees, contractors, or invitees.  If Hazardous Materials are used, stored, generated, or disposed of on or in the Premises, or if the Premises become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify, defend and hold harmless the Landlord, its officers, directors, trustees, shareholders, members, partners, employees and agents from any and all claims, demands, causes of action, damages, fines, judgments, penalties, costs, liabilities, expenses or losses (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, litigation expenses, attorneys’ fees, court costs, consultant, and expert fees) of whatever kind or nature, known or unknown, contingent or otherwise, arising during or after the Lease term and arising as a result of that contamination by Tenant.  This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision.  Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Material on the Premises and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Material on the Premises.  Tenant shall first obtain Landlord’s approval for any such remedial action.  The provisions of this paragraph shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.  Notwithstanding the foregoing, Tenant may use nominal amounts of Hazardous Materials as are normal and customary for general office use, provided that Tenant complies with all applicable laws relating thereto.

                                (b)           Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, if that material (as is reasonably determined by the Landlord, or any governmental authority) does or may pollute or contaminate the same, or may adversely affect (i) the health, welfare, or safety of persons, whether located on the Premises or elsewhere, or (ii) the condition, use or enjoyment of the building or any other real or personal property.  Tenant shall immediately notify Landlord of any release of any Hazardous Material on or near the Premises whether or not such release is in a quantity that would otherwise be reportable to a public agency and shall also comply with the notification requirements of any applicable state, local, or federal law or regulation.

                3.5          Warranty of Possession.  Landlord and Tenant each warrants that it has the right and authority to execute this Lease, and Landlord warrants to Tenant, that upon payment of the required rents by Tenant and subject to the terms, conditions, covenants and agreements contained in this Lease, Tenant shall have possession of the Premises during the full term of this Lease, without hindrance from Landlord or any person or persons lawfully claiming the Premises by, through or under Landlord (but not otherwise); subject, however, to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate and to all laws, ordinances, orders, rules and regulations of any governmental authority.

                3.6          Inspection.  Landlord or its authorized agents shall at any and all reasonable times and upon twenty-four (24) hours prior notice (except in the event of an emergency or to provide any service or repair required hereunder) have the right to enter the Premises to inspect the same, to show the Premises to prospective mortgagees, purchasers or prospective tenants, and to alter or improve or repair the Premises or any other portion of the Property.  Tenant hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Tenant’s business, for any loss of occupancy or use of the Premises, and for any other loss occasioned thereby.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises.  Tenant shall not change Landlord’s lock system or in any other manner prohibit Landlord from entering the Premises.  Landlord shall have the right at all times to enter the Premises by any means in the event of an emergency without liability therefor.

                3.7          Personal Property Taxes.  Tenant shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Premises.  If any such taxes for which Tenant is liable are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable pursuant to the terms of this Section.  Tenant shall pay when due any and all taxes related to Tenant’s use and operation of its business in the Premises.

ARTICLE 4 – UTILITIES AND SERVICES

                4.1          Building Services.  During the Term, Landlord shall provide (a) water at those points of supply provided for general use of other tenants in the Building, (b) central heating and air conditioning in season, and at temperatures and in amounts as are considered by Landlord to be standard or in compliance with any governmental regulations, such service at times other than regular hours to be furnished upon not less than twenty-four (24) hours advance notice from Tenant, who shall bear the entire cost thereof at the rate established by Landlord, (c) self-operated passenger elevator service, if applicable, and (d) janitorial service, performed in a manner consistent with buildings of a similar nature and character to the Building, for the Premises, Building and Common Areas which shall include the sweeping and cleaning of floors, the cleaning of lavatories and toilets located in the Premises and Common Areas, the washing of exterior windows, the dusting of light fixtures and air grills, and the disposal of trash from the Premises, Building and Common Areas.  Tenant shall pay all telephone and telecommunications charges and shall provide all services not enumerated in this Section.  Landlord may, in its sole discretion, provide additional services not enumerated herein.  Failure by Landlord to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant in this Lease.  If any of the equipment or machinery useful or necessary for provision of utility services, and for which Landlord is responsible, breaks down, or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruption in service occasioned from the repairs.  Landlord reserves the right from time to time to make changes in the utilities and services provided by Landlord to the Property.  Tenant shall pay all telephone charges and all utilities which are separately metered to the Premises.

                4.2          Theft or Burglary.  Landlord shall not be liable to Tenant for losses to Tenant’s property or personal injury caused by criminal acts or entry by any person into the Premises or the Property.

                4.3          Excessive Utility Consumption.  Tenant shall pay all utility costs occasioned by electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption as determined by Landlord, including (without limitation) the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the Premises.

ARTICLE 5 – REPAIRS AND MAINTENANCE

                5.1          Landlord Repairs.  Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the term of this Lease except as are set forth in this Section.  Landlord shall maintain only the roof, foundation, parking and Common Areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the Premises, including the electrical system and HVAC systems.  Landlord’s cost of maintaining, replacing and repairing the items set forth in this Section are subject to the additional rent provisions in Section 2.4.  Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any maintenance, repairs, replacements, alterations or additions made by Landlord under this Lease.  All requests for repairs or maintenance that are the responsibility of Landlord pursuant to this Lease must be made in writing to Landlord.

                5.2          Tenant Repairs.  Tenant, at its own cost and expense, shall perform such maintenance, repairs and replacements as are required in order to keep the Premises in a first-class condition (except only for those items that are the responsibility of Landlord under Section 5.1) and shall repair or replace any damage or injury to all or any part of the Premises and/or the Property, caused by any act or omission of Tenant or Tenant’s agents, employees, invitees, licensees or visitors.

                5.3          Tenant Damages.  Tenant shall not allow any damage to be committed on any portion of the Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted.  The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.

ARTICLE 6 – ALTERATIONS AND IMPROVEMENTS

                6.1          Construction.  Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Premises, and Tenant further waives any defects in the Premises and accepts (1) the Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition.

                6.2          Tenant Improvements.  Tenant shall not make or allow to be made any non-structural alterations, physical additions or improvements in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied.  Landlord’s failure to respond in writing to Tenant’s request for any alterations, physical additions or improvements within fifteen (15) days of receipt thereof shall be deemed Landlord’s disapproval of such request.  Any non-structural alterations, physical additions or improvements in or to the Premises made by Tenant shall be performed in accordance with Applicable Laws.  Any alterations, physical additions or improvements to the Premises made by or installed by either party hereto shall remain upon and be surrendered with the Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove any physical improvements or additions and/or repair any alterations, except those performed in accordance with the Tenant Improvements Rider attached hereto, in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant.  This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord.  Tenant shall have no authority or power, express or implied, to create or cause any mechanic’s or materialman’s lien, charge or encumbrance of any kind against the Premises, the Property or any portion thereof.  Tenant shall promptly cause any such liens that have arisen by reason of any work claimed to have been undertaken by or through Tenant to be released by payment, bonding or otherwise within ten (10) days after Tenant first has notice thereof, and shall indemnify and defend Landlord against liability or loss arising out of any such claim (including, without limitation, legal fees and court costs).

6.3          Common and Service Area Alterations.  Landlord shall have the right to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the Property or any part thereof, and to change, alter, relocate, remove or replace service areas and/or Common Areas, to place, inspect, repair and replace in the Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve other areas of the Property outside the Premises and to otherwise alter or modify the Property, and for such purposes to enter upon the Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord’s judgment, all without affecting any of Tenant’s obligations hereunder.

6.4          Security System.  Subject to Landlord’s prior written approval of detailed plans and specifications, Tenant shall be permitted to install a security monitoring alarm system (“Security System”) within the Premises.  Tenant shall pay all costs of installation and maintenance of the Security System.  Tenant hereby agrees to indemnify and hold Landlord harmless from and against any losses, claims, liabilities, costs and expenses incurred by Landlord and arising from Tenant’s installation, use, operation, or removal of the Security System, or the existence of the Security System within the Premises.  At the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, if Landlord so directs, remove the Security System and restore the Premises to the same condition as such were in prior to installation of the Security System.

ARTICLE 7 – CASUALTY AND INSURANCE

                7.1          Substantial Destruction.  If the Premises should be totally destroyed by fire or other casualty, or if in the determination of Landlord the Premises should be damaged so that rebuilding cannot reasonably be completed substantially within one hundred fifty (150) days after Landlord’s receipt of written notification by Tenant of the destruction, or if the Premises are damaged or destroyed by casualty not covered by the standard broad form of fire and extended coverage insurance then in common use in the state where the Premises are located, or if the insurance proceeds received by Landlord from its insurance are not sufficient to completely restore the damage or destruction, or if all or any portion of such insurance proceeds are required by its lender to be applied against debt owed to such lender, or if the damage occurs during the last twelve (12) months of the Term, then, at Landlord’s sole option, this Lease may be terminated and, in such event, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the damage.

                7.2          Partial Destruction.  If following damage or destruction to the Premises by fire or other casualty, this Lease is not terminated pursuant to Section 7.1 hereof, Landlord shall proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same conditions in which they existed prior to the damage.  If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Premises are untenantable shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Premises not rendered untenantable bears to the total area of the Premises prior to the casualty, Landlord’s obligation to rebuild or restore under this Section shall be limited to restoring to substantially the condition in which the same existed prior to the casualty, and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant’s sole cost and expense to otherwise make the Premises suitable for Tenant’s use.

                7.3          Property Insurance.  Landlord shall at all times during the term of this Lease insure the Property against all risk of direct physical loss in an amount and with such deductibles as Landlords considers appropriate; provided, Landlord shall have the right to self-insure against the above-described risks and Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises.  Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

                7.4          Waiver of Recovery.  ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT HEREBY WAIVE AND RELEASE EACH OTHER OF AND FROM ANY AND ALL RIGHT OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE PREMISES, IMPROVEMENTS TO THE PROPERTY, OR PERSONAL PROPERTY WITHIN THE PROPERTY, BY REASON OF FIRE OR THE ELEMENTS OR ANY CAUSE THAT IS, OR IS REQUIRED BY THE TERMS OF THIS LEASE TO BE INSURED AGAINST,  (WHETHER OR NOT ACTUALLY INSURED) REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LANDLORD OR TENANT AND THEIR AGENTS, OFFICERS AND EMPLOYEES, AND STRICT LIABILITY OF ANY KIND, REGARDLESS OF THE AMOUNT OF THE PROCEEDS, IF ANY, PAYABLE UNDER SUCH INSURANCE.  LANDLORD AND TENANT AGREE IMMEDIATELY TO GIVE THEIR RESPECTIVE INSURANCE COMPANIES WHICH HAVE ISSUED POLICIES OF INSURANCE COVERING ALL RISK OF DIRECT PHYSICAL LOSS SUBJECT TO TERMS AND LIMITATIONS OF POLICY, WRITTEN NOTICE OF THE TERMS OF THEMUTUAL WAIVERS CONTAINED IN THIS SECTION, AND TO HAVE THE INSURANCE POLICIES PROPERTY ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF THE INSURANCE COVERAGES BY REASON OF THE MUTUAL WAIVERS.

                7.5          Hold Harmless.  Landlord shall not be liable to Tenant or to Tenant’s customers, employees, agents, guests or invitees, or to any other person whomever, for any injury to persons or damage to property on or about the Premises or the Common Area, including but not limited to, consequential damage, (1) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Property or the Premises by express or implied invitation of Tenant, or (2) arising out of the use of the Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (3) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (4) caused by the improvements located in the Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises or Property, or (5) arising out of the failure or cessation of any service provided by Landlord (including security service and devices).  Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any liability, loss, expense or claim (including, but not limited to reasonable attorneys’ fees) (a) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Property or the Premises by express or implied invitation of Tenant, or (b) arising out of the use of the Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (c) arising out of any breach or default by Tenant in the performance of its obligations hereunder.  Nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord acting within the scope of their authority.  Further, Tenant specifically agrees to be responsible for and indemnify and hold Landlord harmless from any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Premises, except for damages or expenses resulting from Landlord’s, or Landlord’s agents’ employees’, officers’, or directors’ gross negligence or willful misconduct.

                7.6          Liability Insurance.  Tenant at all times during the Term shall, at its own expense, keep in full force and effect comprehensive general liability insurance which may be combined with an umbrella liability policy with “personal injury” coverage and contractual liability coverage, with minimum limits of $3,000,000.00 on account of bodily injuries to, or death of, on or more than one person as the result of any one accident or occurrence and $1,000,000.00 on account of damage to property.  Tenant shall also carry insurance against fire and such other risks as are from time to time included in Standard All-Risk Insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant’s trade fixtures, furnishings, wall covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or in the Premises.  Landlord and Landlord’s property management company shall be named as additional insureds on said policy.  All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than thirty (30) days prior to the expiration of the term of such coverage.  All insurance required to be carried by Tenant under this lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion.  If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as additional rent hereunder, the premium cost thereof.

ARTICLE 8 – CONDEMNATION

                8.1          Substantial Taking.  If in the determination of Landlord all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and in the determination of Landlord the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall, at the option of either Landlord or Tenant, terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

                8.2          Partial Taking.  If in the determination of Landlord a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord’s debt to such mortgagee, the Property and other improvements on the Premises to the extent necessary to make it reasonably tenantable.  The rent payable under this Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable but for this provision by the ratio that the portion of the Premises not rendered untenantable due to such taking bears to the total area of the Premises prior to the taking.  If Landlord fails to substantially complete such restoration and reconstruction within one hundred eighty (180) days of the date of physical possession by the condemning authority, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist.

                8.3          Condemnation Proceeds.  All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Premises, shall be the property of Landlord (whether such award is compensation for damages to Landlord’s or Tenant’s interest in the Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant’s fixtures and other property within the Premises if a separate award for such items is made to Tenant.

ARTICLE 9 – ASSIGNMENT OR SUBLEASE

                9.1          Tenant Assignment.  Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including, without limitation, by merger, dissolution or transfer of a controlling interest in any partnership or corporate Tenant, which merger, dissolution or transfer shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.   In considering whether to consent, Landlord may take into account, among other factors, the reputation and creditworthiness of the proposed transferee, the type of business proposed, the desires of other occupants and tenants in the Building, whether Tenant is likely to remain in the city where the Premises are located (so Tenant may respond if the proposed transferee subsequently defaults) and any other matters Landlord believes are pertinent.  In no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder.  No assignee or sublessee of the Premises of any portion thereof may assign or sublet the Premises or any portion thereof.

                9.2          Landlord Assignment.  Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property.  Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.3          Rights of Mortgagee.  Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage, deed to secure debt or deed of trust lien presently existing, if any, or hereafter encumbering the Property and any renewals, modifications, extensions or replacements thereof and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property.  Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant’s interest under this Lease to any mortgage, deed to secure debt or deed of trust lien hereafter placed on the Property, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require.  Upon any foreclosure, or any other transfer of Landlord’s interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord’s interest, and shall recognize such purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant’s attornment to and recognition of such purchaser or grantee as Landlord hereunder.  Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee’s sale, conveyance in lieu thereof, or any other transfer of Landlord’s interest in the Property.  Tenant, upon demand, at any time, before or after any such foreclosure sale, trustee’s sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge and deliver to the mortgagee any written instruments and certificates evidencing such attornment as the mortgagee or other prospective transferee may reasonably require, and Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates.  Notwithstanding anything to the contrary implied in this Section, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate.

                9.4          Estoppel Certificates.  Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord’s mortgagee, a statement certifying to the extent requested (a) the length of the Term; the Commencement Date and the Commencement Date and the scheduled expiration date of this Lease; the amount of the Base Rent; and (b) the following, if true (or if not, specifying why not):  Tenant is in possession of the Premises; the Lease is in full force and effect; the Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by Landlord; landlord has performed all inducements required by Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Premises as constructed; and such other matters as may be reasonably required by Landlord or Landlord’s mortgagee.  Any statement delivered pursuant to this Article may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.  Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant:  (l) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord’s performance, and (3) that not more than one month’s rental has been paid in advance.  Tenant’s failure to deliver said statement to Landlord within ten (10) working days of receipt shall constitute a material default under this Lease and Landlord may, at Landlord’s option, terminate the

Lease, provided written notice of such termination is received by Tenant prior to Landlord’s receipt of said statement.

ARTICLE 10 – LIENS

                10.1        Landlord’s Lien.  In addition to any statutory Landlord’s lien and as security for payment of rent, damages and all other payments required to be made by Tenant under this Lease, Tenant hereby grants to Landlord a lien upon and security interest in all property of Tenant now or subsequently located upon the Premises.  If Tenant is in default of any provision of this Lease, Landlord may enter upon the Premises, by legal process, and take possession of all or any part of such property, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without having such property at the sale, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of such property to the highest bidder, delivering to the highest bidder all of Tenant’s title and interest in the property sold.  The proceeds of the sale of such property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorneys’ fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease.  Any excess remaining shall be paid to Tenant or any other person entitled thereto by law; and Tenant shall pay any deficiency forthwith.

10.2        Uniform Commercial Code.  This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Premises are situated.  Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant’s property, now or hereafter located upon the Premises, which may be granted a secured party (as that term is defined under such Uniform Commercial Code), under this Lease.  Tenant will on request execute and deliver to Landlord a financing statement (or continuation statement) for the purpose of perfecting Landlord’s security interest under this Lease.  Landlord may file this Lease, a photographic or other reproduction of this Lease, or a memorandum of this Lease as a financing statement.

                10.3        Liens Arising from Tenant’s Work.  Tenant shall not suffer or permit the interest of Landlord in either the Premises or the Property to be subject to any construction, mechanics’, materialman’s liens or liens of any kind.  All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord’s interest to any claim or lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord’s assets or interest.  Tenant shall put all such parties with whom Tenant may deal on notice of the terms of this Section.  If at any time a lien or encumbrance is filed against either the Premises or the Property as a result of Tenant’s work, materials, or obligations, Tenant shall promptly discharge said lien or encumbrance by payment or bond.

ARTICLE 11 – DEFAULT AND REMEDIES

                11.1        Default by Tenant.  The following shall be deemed to be events of default by Tenant under this Lease:  (1) Tenant’s failure to pay any installment of Base Rent, Additional Rent or any other sum due hereunder within seven (7) days after notice has been given that the payment is delinquent; provided that Landlord shall not be obligated to send written notice of a failure to pay more than two (2) times in any consecutive eighteen (18) month period; (2) Tenant shall abandon the Premises; (3) Tenant or any guarantor of Tenant’s obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder; (4) Tenant or any guarantor of Tenant’s obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Property; (6) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of any Tenant or any guarantor of Tenant’s obligations hereunder; or (7)  Tenant shall be in default of any other term, provision or covenant of this Lease, other than those specified in subparts (1) through (6), above, and such default is not cured within ten (10) days after written notice thereof to Tenant.

                11.2        Remedies for Tenant’s Default.  Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth in this Section 11.2 without any additional notice or demand:

                                                                (1)  Without declaring the terminated, Landlord may enter upon and take possession of the Premises, by legal process, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet the Premises on behalf of Tenant and receive the rent directly by reason of the reletting.  Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Premises, including, but not limited to, remodeling and repair costs.

                                                                (2)  Without declaring the terminated, Landlord may enter upon the Premises, by legal process, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease.  Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this Lease caused by the negligence of Landlord or otherwise.

                                                                (3)  Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, by legal process, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages.  Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer for any reason due to the termination of this Lease under this Section 11.2, including (without limitation) loss and damage due to the failure of Tenant to maintain and/or repair the Premises as required hereunder and/or due to the inability of Landlord to relet the Premises on satisfactory terms or otherwise.

                                                                (4)           Landlord may accelerate and sue for the entire balance of the unpaid rent for the remainder of the Term, whereupon, Tenant shall immediately become liable for and pay on demand to Landlord all Base Rent and other charges payable for the period that, but for such termination, would have constituted the remainder of the Term in addition to all past due Base Rent and other charges unpaid by Tenant.

                                                                (5)           Landlord may exercise all rights and remedies that are available under the laws of the state where the Property is located and applicable federal law.

In addition to any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived Base Rent, shall be cancelled, and the amount of the waived Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted.  A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.4 of this Lease.  Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with this Lease, and no other act or omission of Landlord shall be construed as a termination of this Lease.  If Tenant defaults under this Lease at anytime during the Term, in addition to any other remedies to which Landlord is entitled, Tenant shall reimburse Landlord, within five (5) days of demand, the unamortized amount of the leasing commission paid to any broker in connection with this Lease.

                11.3        Remedies Cumulative.  All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

ARTICLE 12 – MISCELLANEOUS

                12.1        Waiver.  Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.  Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease.  Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.  Landlord may collect and receive rent due from Tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment.  Institution of a forcible detainer action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease.

                12.2        Act of God.  Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

                12.3        Attorneys’ Fees.  If Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of any attorney the enforcement of all or any part of this Lease, the collection of any rent or other sums due or to become due, or recovery of the possession of the Premises, Tenant agrees to pay Landlord’s costs and expenses incurred, including reasonable attorneys’ fees, whether suit is actually filed or not.

                12.4        Successors.  This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns, subject to Article 9 above.

                12.5        Notices.  Whenever this Lease requires or permits any consent, approval, notice, request or demand from one party to the other (collectively, “Notice”), such Notice must be in writing and shall be effective on the date of actual receipt of such Notice by the addressee or when the attempted initial delivery is refused or when it cannot be made because of a change in address of which the sending party has not been notified.  The following shall, without limitation, be prima facia evidence of actual receipt of Notice by the addressee:  (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee’s agent or representative, (b) if by a nationally-recognized overnight courier, by a receipt from the courier evidencing delivery, or (c) if hand delivered, by a delivery receipt signed by the addressee or the addressee’s agent or representative.  The parties’ respective addresses for delivery of any Notice shall be as set forth on page 1 of this Lease, or to such other address as any party may have designated by Notice to the other.  Manager shall be a co-addressee with Landlord on all Notices sent to Landlord by Tenant hereunder, and any Notice sent to Landlord and not also to Manager in accordance with this Section shall be deemed ineffective.

                12.6        Corporate Authority.  If Tenant executes this Lease as a corporation or a partnership (general or limited) or other entity, Tenant and each person executing this Lease on behalf of Tenant hereby personally represents and warrants that:  Tenant is a duly authorized and existing corporation or partnership (general or limited) or other entity as provided herein; Tenant is qualified to do business in the state in which the Premises are located, the corporation or partnership (general or limited) or other entity as provided herein has full right and authority to enter into this Lease; each person signing on behalf of the corporation or partnership (general or limited) or other entity as provided herein is authorized to do so; and the execution and delivery of the Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Tenant is a party or by which Tenant may be bound.  If any representation or warranty contained in this Section is false, each person who executes this Lease shall be jointly and severally liable, individually, as Tenant hereunder.

                12.7        Multiple Tenants.  If this Lease is executed by more than one person or entity as “Tenant”, each such person or entity shall be jointly and severally liable hereunder.  It is expressly understood that any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on same to the extent as if all of the named Tenants had executed same.

                12.8        Broker Indemnification.  As part of the consideration for the granting of this Lease, Tenant represents and warrants to the Landlord that no broker or agent engaged or contacted by Tenant either negotiated or was instrumental in negotiating or consummating this Lease other than the Authorized Broker, and Tenant agrees to indemnify Landlord against any loss, expense (including reasonable attorneys’ fees and costs), cost or liability incurred by Landlord as a result of a claim by any broker or finder other than the Authorized Broker.

                12.9        Interpretation.  The captions appearing in this Lease are for convenience only and in no way define, limit, construe or describe the scope of intent of any Section.  Grammatical changes required to make the provisions of this Lease apply (a) in the plural sense where there is more than one tenant, and (b) to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.  The laws of the state where the property is located shall govern the validity, performance and enforcement of this Lease.  This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.

                12.10      Rent Tax.  Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease.  Any such payment shall be paid concurrently with the payment of the rent, additional rent, or other charge upon which the tax is based as set forth above.

                12.11      Submission of Lease.  Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Landlord and Tenant.

                12.12      Severability.  If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.  Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant’s obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

                12.13      Landlord’s Liability.  The liability of Landlord for any breach or default by Landlord under the terms of this Lease, or otherwise for whatever reason regarding this Lease or the Property, whether such liability is in contract, tort or otherwise, shall, in each instance, be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property as the same may then be encumbered, for the recovery of any judgment against Landlord, it being intended and agreed that neither Landlord nor, in any event, any person or entity comprising, owning or affiliated with Landlord, or any of the partners, shareholders, directors, officers, employees and representatives of Landlord or any such person or entity, shall ever be personally liable for any judgment or deficiency.

                12.14      Sale of Property.   Upon any conveyance, sale or exchange of the Premises or assignment of this Lease, Landlord shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

                12.15      Time is of the Essence.  The timely performance of all of the covenants, conditions and agreements of this Lease is of the essence.

                12.16      Security.  Tenant acknowledges that Landlord has or may have guards or other security personnel or security systems.  Such guards, security personnel and security systems are for Landlord’s sole benefit.  Landlord has no obligation to continue providing same and Landlord may make such changes in the provision thereof from time to time, as Landlord may desire.  Tenant acknowledges that Tenant has no right to the benefit of such security personnel, guards or security systems, and Tenant waives all claims against Landlord, its agents and/or employees based on or related to any failure to furnish security services, failure to furnish protection from crime or related matters.  Landlord will not unreasonably subject Tenant, it’s agents, employees, or invitees to any additional security restrictions to access Premises during times and dates not established as normal business hours of the bank.

                12.17      Exhibits.  All exhibits to this Lease are attached hereto and incorporated herein by this reference.

                12.18      Waiver of Jury Trial.  The parties waive trial by jury in any action or proceeding to which they may be parties arising out of, in connection with, or in any way pertaining to this Lease.  It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including, claims against parties who are not parties to this Lease.  This waiver is knowingly, willingly and voluntarily made by Tenant and Tenant hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect.  Tenant further represents that it has been represented in the signing of this Lease and in the making of this waiver by independent legal counsel, or has had the opportunity to be represented by independent legal counsel selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel

                12.19      Easements.  Landlord reserves to itself, the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of site plans, restrictions and similar instruments so long as such easements, rights and dedications do not unreasonably interfere with the use of the Premises by Tenant.  Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute an event of default under this Lease.

                12.20      Confidentiality Clause.  Tenant represents and warrants to Landlord that Tenant shall keep the terms set forth in this Lease in confidence (the “Information”) and specifically, Tenant shall not discuss or disclose the Information with any other tenants or persons located in the Building or the Property.  However, Tenant is not prohibited from disclosing the Information (a) to its employees, auditors and/or attorneys who need to know it and who are directed by Tenant to comply with this confidentiality agreement, (b) to the extent that disclosure is required by regulatory requirement or judicial or administrative process or other requirement of law, (c) in connection with any action or proceeding to enforce or interpret this Lease or any provision hereof, (d) to the extent that the Information is in the public domain through no fault of or cause by Tenant, or (e) to the extent otherwise expressly permitted by this Lease or consented to by Landlord in writing.

                12.21      Nondiscrimination  Tenant herein covenants by and for itself, its heirs, executors, administrators, personal representatives, successors and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the condition that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, sex, national origin, or ancestry in the leasing, subletting, transferring, use, occupancy, tenure, or enjoyment of the Premises.  Neither Tenant nor any person claiming under or through Tenant shall establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, subtenants, sublessees, or vendees in or on the Premises.

                12.22      No Light, Air Or View Easement.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

                12.23      Financial Statements.  At any time during the term of this Lease, Tenant shall upon ten (10) days’ prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statement shall be prepared in accordance with generally accepted accounting principles and if Tenant is in default at the time of such request from Landlord, shall be audited by an independent certified public accountant.

ARTICLE 13 – AMENDMENT AND LIMITATION OF WARRANTIES

                13.1        Entire Agreement.  IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE.  ALL EXHIBITS TO THIS LEASE ARE ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

13.2        Amendment.  THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

                13.3        Limitation of Warranties.  LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERING ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

                13.4        Waiver and Releases.  TENANT SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN.  TENANT WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS.

This Lease is executed by Landlord and Tenant on the respective dates set forth below (the date of signature of the last to sign of the parties hereto is the date of execution of this Lease), but for purposes of identification and reference, the date of this Lease shall be deemed to be the date first set forth on page 1 of this Lease.

LANDLORD:

FIRST STATE INVESTORS 5200, LLC,		EXECUTED ON: October , 2004
a national banking association

By	/s/ SONYA A. HUFFMAN
Name:	Sonya A. Huffman
Title:	Vice President

TENANT:

HEARTLAND PAYMENT SYSTEMS, INC.		EXECUTED ON: September 9, 2004
a Delaware corporation

By	/s/ MARTIN J. UHLE
Name:	Martin J. Uhle
Title:	President/Chief Operating Officer

EXHIBIT A

Rent Schedule

Rent/SF	Beginning	Ending	Monthly	Annual
$—	2/1/05	9/30/05	$—	$—
$31.00	10/1/05	9/30/06	$24,043.08	$288,517.00
$31.93	10/1/06	9/30/07	$24,764.38	$297,172.51
$32.89	10/1/07	9/30/08	$25,507.31	$306,087.68
$33.87	10/1/08	9/30/09	$26,272.52	$315,270.30
$34.89	10/1/09	9/30/10	$27,060.70	$324,728.39
$35.94	10/1/10	9/30/11	$27,872.52	$334,470.23
$37.02	10/1/11	9/30/12	$28,708.69	$344,504.32

			TOTAL	$2,210,750.42

EXHIBIT B

[Metes and bounds or lot and block

description of underlying property]

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE BOROUGH OF PRINCETON, COUNTY OF MERCER, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT SAID POINT BEING THE INTERSECTION OF THE WESTERLY LINE OF WITHERSPOON STREET AND THE NORTHERLY LINE OF NASSAU STREET AND RUNNING, THENCE;

1)   ALONG THE LAST MENTIONED LINE SOUTH SEVENTY-SIX DEGREES ELEVEN MINUTES WEST (S 76° 11’ W) FORTY-NINE AND FIFTY-TWO HUNDREDTHS (49.52) FEET TO A POINT, THENCE;

2)   ALONG LANDS NOW OR FORMERLY OF CHARLES FISHER THE FOLLOWING THREE (3) COURSES NORTH TWELVE DEGREES TWO MINUTES FORTY SECONDS WEST (N 12° 02’ 40” W) SIXTY-THREE AND TWENTY-SEVEN HUNDREDTHS (63.27) FEET TO A POINT, THENCE;

3)   NORTH NINE DEGREES FIFTY-SEVEN MINUTES THIRTY SECONDS WEST (N 9° 57’ 30” W) FORTY-ONE AND THREE HUNDREDTHS (41.03) FEET TO A POINT, THENCE;

4)   NORTH NINE DEGREES FORTY-ONE MINUTES WEST (N 9° 41’ W) TWENTY-NINE AND TEN HUNDREDTHS (29.10) FEET TO A POINT, THENCE;

5)   ALONG LANDS NOW OR FORMERLY OF THE BOROUGH CORPORATION NORTH SEVENTY-EIGHT DEGREES FIFTY-ONE MINUTES TWENTY SECONDS EAST (N 78° 51’ 20” E) FORTY-SEVEN AND THIRTY-FIVE HUNDREDTHS (47.35) FEET TO A POINT IN THE AFORESAID LINE OF WITHERSPOON STREET, THENCE;

6)   ALONG THE LAST MENTIONED LINE THE FOLLOWING THREE (3) COURSES SOUTH ELEVEN DEGREES FORTY-NINE MINUTES THIRTY SECONDS EAST (S 11° 49’ 30” E) TWENTY-EIGHT AND THIRTY-TWO HUNDREDTHS (28.32) FEET FOR A POINT, THENCE;

7)   SOUTH TWELVE DEGREES SIX MINUTES THIRTY SECONDS EAST (S 12° 06’ 30” E) TWENTY-SEVEN AND NINETY-NINE HUNDREDTHS (27.99) FEET TO A POINT, THENCE;

8)   SOUTH ELEVEN DEGREES FORTY-TWO MINUTES EAST (S 11° 42” E) SEVENTY-FOUR AND SEVENTY-FIVE HUNDREDTHS (74.75) FEET TO THE POINT AND PLACE OF BEGINNING.

BEING ALSO KNOWN AS (REPORTED INFORMATIONAL PURPOSES ONLY):

LOT 38, BLOCK 20.01, ON THE OFFICIAL TAX MAP OF THE BOROUGH OF PRINCETON, MERCER COUNTY, NEW JERSEY.

EXHIBIT C

[Location of Premises]

EXHIBIT D

COMMENCEMENT DATE AGREEMENT

                This Memorandum is executed in connection with the Lease for space located at 90 Nassau Street, Princeton, NJ, dated the                         day of                                            , 2004, between Bank of America, N.A., as Landlord, and Heartland Payment Systems, Inc., as Tenant.

Tenant acknowledges and agrees that:

                1.             The Premises (as defined in the Lease) are tenantable and accepted by Tenant as suitable for the purpose for which they were let.

                2.             All construction of improvements at the Premises is completed, has been inspected by Tenant, and is acceptable.

                3.             The Commencement Date of the Lease is agreed to be the 1st day of February, 2005.

                4.             The expiration date of the Lease is agreed to be the 30th day of September, 2012.

5.                                       All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

                6.             Landlord will remove all furniture and carpeting from Premises at its expense within two weeks of the execution of the Lease Agreement.

                Executed and delivered this                          day of                                     , 2004.

TENANT:	LANDLORD:

HEARTLAND PAYMENT SYSTEMS, INC.	BANK OF AMERICA, N.A.
a Delaware corporation	a national banking association

By:	By:
Name	Name:
Name	Name:

EXHIBIT E

RULES AND REGULATIONS

                1.             Landlord agrees to furnish Tenant two keys without charge.  Additional keys will be furnished at a nominal charge.  Tenant shall not change locks or install additional locks on doors without prior written consent of Landlord.  Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior written approval of Landlord.  All keys to the Premises shall be surrendered to Landlord upon termination of this Lease.

                2.             Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord’s approval before performance of any contractual service.  Tenant’s contractors and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation.  This provision shall apply to all work performed on or about the Premises, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises or the Property.

                3.             Tenant shall not at any time occupy any part of the Premises as sleeping or lodging quarters.

                4.             Tenant shall not place, install or operate on the Premises or in any part of the Property any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises or the Property any explosives, gasoline, kerosene, oil, acids, caustics, heating source, or any flammable, explosive or hazardous material without written consent of Landlord.  Tenant shall be permitted to maintain a kitchen facility for its employees utilizing a refrigerator, an electric coffee maker and microwave oven.

                5.             Landlord will not be responsible for lost or stolen merchandise, trade fixtures, furniture, furnishings, personal property, equipment, money or jewelry from the Premises or the Property regardless of whether such loss occurs when the area is locked against entry or not.

                6.             No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Premises or Property, except those utilized by handicapped individuals.

                7.             Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant’s agents, employees or invitees.

                8.             None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant’s agents, employees or invitees at any time for purposes inconsistent with their designation by Landlord.

                9.             The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Property shall be borne by the person who shall occasion it.  No person shall waste water by interfering with the faucets or otherwise.

                10.           No person shall disturb occupants of the Property by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

                11.           Nothing shall be thrown out of the windows of the Property or down the stairways or other passages.

1

                12.           (a)  Tenant and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord.  Tenant shall furnish Landlord with state automobile license numbers of Tenant’s vehicles and its employees’ vehicles within five (5) days after taking possession of the Premises and shall notify Landlord of any changes within five (5) days after such change occurs.  Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Property.  If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant’s expense.

                                (b)  Parking in a parking garage or parking area shall be in compliance with all parking rules and regulations established from time to time by Landlord.  Landlord reserves the right to charge for use of parking areas, to establish reserved parking areas and to assign designated parking spaces therein for exclusive use by Landlord or other specified tenants, to establish any sticker or other identification system, to alter, reduce or modify any parking areas, and to take any other actions regarding the parking garage or parking area.  Failure to observe the rules and regulations shall terminate Tenant’s right to use the parking garage or parking area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment.  No termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant’s right to possession of its Premises.  Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed.  Parking is prohibited in areas not striped for parking, in aisles, where “No Parking” signs are posted, on ramps, in cross-hatched areas, and in other areas as may be designated by Landlord.  Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable.  Every person is required to park and lock his vehicle.  All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

                                (c)  If there is an exhibit to this Lease regarding parking, then the parking provisions set forth in such parking exhibit shall govern any contrary provisions set forth in these Rules and Regulations, but only to the extent of the conflict.

                13.           Movement in or out of the Property of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways, or movement through the Property entrances or lobby, shall be restricted to hours designated by Landlord.  All such movement shall be carried out in the manner agreed between Tenant and Landlord by prearrangement before performance.  Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Property.  Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

                14.           Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

                15.           Tenant shall not lay floor covering within the Premises without written approval of Landlord

                16.           Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Property.

                17.           During all hours other than regular hours, Landlord reserves the right to exclude from the Property, all persons who are not known to the Property security personnel and who do not present a pass to the Property signed by the Tenant.  Each Tenant shall be responsible for all persons for whom Tenant supplies a pass.

                18.           If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord’s inspection.  Tenant shall at all times comply with the terms of any such license or permit.

2

                19.           Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Premises for the sale of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in the Lease.

                20.           Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building or elsewhere on the Property.

                21.           Tenant shall not use in any space, or in the Common Areas of the Building, any handtrucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve.  No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises without prior written approval of Landlord.

                22.           Tenant shall store all its trash and garbage within the Premises until daily removal of same by Tenant to such location in the Building as may be designated from time to time by Landlord.  No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Premises is located without being in violation of any law or ordinance governing such disposal.

                23.           Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

                24.           As used in the Lease, “business days” means Monday through Saturday (except holidays); “regular hours” means 8:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 1:00 p.m. on Saturday; and “holidays” means New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas, together with such other holidays designated by Landlord consistent with those holidays designated by national banks located in the county in which the Building is located.

                25.           Landlord desires to maintain in the Property the highest standard of dignity and good taste consistent with comfort and convenience for tenants.  Any action or condition not meeting this high standard should be reported directly to Landlord.  Tenant’s cooperation will be mutually beneficial and sincerely appreciated.  Landlord reserves the right to make such other and further reasonable rules and regulations (or amend any of the foregoing rules or regulations) as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

                26.           Tenant shall comply, at its sole expense, with applicable laws, rules, regulations and standards relating to protection of human health or safety or the environment, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Resource Conservation and Recovery Act.

                27.           Smoking is prohibited in the Premises, the Building, and the Common Areas.  Tenant shall not permit its employees, customers, licensees, contractors, agents, or invitees to smoke in the Premises, the Building, or the Common Areas.

28.           Tenant is responsible for accounting for the whereabouts of its employees after an evacuation of the Premises and/or Building.  Tenant shall maintain an updated list of its employees and shall appoint a contact person, who shall promptly let the Building manager and emergency personnel know, which, if any, of its employees are unaccounted for after an evacuation.

3

Right of First Offer (Lease) Rider

                The following provisions are hereby added to the terms of the Lease.  In the event of a conflict between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control. Unless otherwise defined in this Rider, each capitalized term used in this Rider shall have the meaning assigned to it in the Lease.  As hereinafter used in this Rider, the term “this Lease” shall mean the Lease, as modified by this Rider.

1.             Grant of Right.  Landlord hereby grants to Tenant a right of first offer to lease the premises on the fourth floor of the Building (“Additional Premises”). If Tenant exercises Tenant’s right of first offer for the Additional Premises in accordance with Section 2 below, the Additional Premises shall be added to the Premises and Rent and Tenant’s Proportionate Share shall be increased by the total rentable square footage of the Additional Premises.

2.             Exercise of Right of First Offer.  If during the Term of this Lease, Landlord desires to lease the Additional Premises to a third party tenant that is not an affiliate of Landlord, Landlord shall so notify Tenant in writing (“Notice”).  If Tenant desires to lease the Additional Premises, Tenant shall so notify Landlord in writing within ten (10) days following Tenant’s receipt of the Notice.  In such event, without further action of Landlord or Tenant, Landlord shall be deemed to have agreed to lease the Additional Premises to Tenant, and Tenant shall be deemed to have agreed to lease the Additional Premises from Landlord, for the Rent and upon the terms and conditions set forth in the Lease.  If Tenant does not so agree to lease the Additional Premises within said ten day period, at any time thereafter Landlord shall be free to lease the Additional Premises free and clear of Tenant’s rights under this Rider, provided that if Landlord shall not lease the Additional Premises within one year following the date of the Notice without, in such case, sending a new Notice to Tenant, in which event Tenant shall have a further period of ten days following Tenant’s receipt of the new Notice to lease the Additional Premises.

4

Leasehold Improvements Rider

The following provisions are hereby added to the terms of the Lease.  In the event of a conflict between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control. Unless otherwise defined in this Rider, each capitalized term used in this Rider shall have the meaning assigned to it in the Lease.  As hereinafter used in this Rider, the term “this Lease” shall mean the Lease, as modified by this Rider.

                1.             Representatives.  Landlord hereby appoints ______________ (“Landlord’s Representative”) to act as Landlord’s Representative in all matters covered by this Rider.  The address of Landlord’s Representative is 123 S. Broad Street, Philadelphia, Pennsylvania 19106.  Tenant hereby appoints ____________________________ (“Tenant’s Representative”) to act as Tenant’s Representative in all matters covered by this Rider.  The address of Tenant’s Representative is _______________________________________________________________________.  All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Rider will be made to Landlord’s Representative or Tenant’s Representative, as the case may be.  Either party may change its Representative under this Rider at any time by giving ten (10) days’ written notice to the other party.

                2.             Base Building.  Landlord is providing the shell of and certain improvements in the Leased Premises, free of any existing furniture or carpeting which have been inspected and accepted by Tenant “as is.”

                3.             Tenant’s Plans.  Tenant shall employ an architect approved by Landlord and duly licensed to practice in the State where the Leased Premises are located (“Tenant’s Architect”), who shall prepare and submit to the Landlord plans, specifications and drawings describing Tenant’s desired improvements to the Leased Premises in accordance with this Section 3.  Tenant and Tenant’s Architect shall be solely responsible for compliance by the leasehold improvements with all applicable legal requirements, including without limitation building and fire codes.  Any and all consultants’ fees incurred by Landlord in connection with the review and approval of the plans, specifications and drawings of Tenant’s Work and in connection with the inspection and approval of Tenant’s improvements shall be paid by Tenant upon demand.

                                                                (a)           Tenant’s Architect shall (at the cost and expense of Tenant) prepare and submit to Landlord for Landlord’s approval a layout of the Leased Premises (the “Preliminary Space Plan”).  If Landlord objects to the Preliminary Space Plan (or any revision thereof), Tenant shall deliver a revised Preliminary Space Plan to Landlord and the procedure will be repeated, if necessary, until a final space plan is approved.  The final approved space plan is hereinafter referred to as the “Final Space Plan”.

                                                                (b)           From the Final Space Plan, Tenant’s Architect shall (at the cost and expense of Tenant) prepare and submit to Landlord for Landlord’s approval all one-eighth inch (1/8”) architectural, mechanical and electrical working drawings together with specifications necessary to complete all of the leasehold improvements (collectively, the “Preliminary Drawings”).  If Landlord objects to the Preliminary Drawings (or any revision thereof), Tenant shall deliver revised Preliminary Drawings to Landlord and the procedure will be repeated, if necessary, until final drawings are approved.  The final approved drawings are hereinafter referred to as the “Final Drawings”.

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                                                                (c)           In connection with the approval of the Final Drawings, Landlord shall prepare and the parties shall initial a final budget for the work contemplated by the Final Drawings (the “Budget”).  After the Budget has been initialed by both parties, the Budget shall be attached to this Rider and form a part hereof.  The Budget shall be on a form designated by Landlord and shall list the major cost items involved in such work and the cost allocated to each such item, with a total cost indicated for all items.  However, if the Budget is not so initialed or so attached, that shall not impair or release Tenant from any of Tenant’s obligations herein or otherwise adversely affect Landlord’s rights herein.

                4.             Construction.  Tenant will cause the leasehold improvements to be constructed, at its cost and expense, in a good and workmanlike manner, in substantial accordance with the Final Drawings (“Tenant’s Work”), and in accordance with all applicable legal requirements.  Tenant’s Work shall include, but not be limited to, replacement of the windows in the Premises and all work necessary for the separate metering of the electricity servicing the Premises.

                                                                (a)           Permits.  In connection with Tenant’s Work, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from any authorities having jurisdiction; and Tenant shall promptly obtain a permanent certificate of occupancy and all other approvals required of Tenant to use and occupy the Leased Premises and to open for business with the public.  In the event that Tenant is unable to obtain the necessary permits for Tenant’s Work by November 31, 2004, Tenant may terminate this Lease upon fifteen (15) days prior written notice, at which time Landlord shall return the Deposit and the parties shall have no further obligations one to the other.

                                                                (b)           Approval.  Prior to the commencement of Tenant’s Work, Tenant shall submit to Landlord for Landlord’s approval a list of contractors and/or subcontractors who will perform Tenant’s Work.  Tenant or Tenant’s contractors or subcontractors shall be required to obtain from Landlord permission for transporting materials on service elevators and/or using any area outside the Leased Premises for storage, handling or moving materials and equipment or for parking any vehicles.  In addition, Tenant and its contractors and subcontractors shall comply with Landlord’s building guidelines applicable to construction of Tenant’s Work.  If any of Tenant’s Work relates to areas or conditions over which Landlord requires sole control, then Landlord shall have the right at Landlord’s discretion to perform (or have Landlord’s contractor perform) such portion of Tenant’s Work at Tenant’s expense.

                                                                (c)           Insurance.  Tenant and/or Tenant’s contractors and subcontractors shall be required to provide, in addition to the insurance required to be maintained by Tenant pursuant to the Lease, the following types of insurance and the following minimum amounts, naming Landlord and any other persons having an interest in the building as “additional insureds” or “as their interests may appear”, issued by companies and in form and substance approved by Landlord:

                                                                                                                (i)            Workman’s Compensation coverage with limits of at least $500,000.00 for the employer’s liability coverage thereunder.

                                                                                                                (ii)           All Risk Builders Risk on 100% Completed Value, covering damage to the construction and improvements to be made by Tenant with 100% coinsurance protection.

                                                                                                                (iii)          Automobile Liability coverage with bodily injury limits of at least $1,000,000.00 per accident and $500,000.00 accident for property damage.

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                                                                                                                (iv)          Other insurance reasonably required by Landlord.

                                                                                                Original or duplicate policies for all of the foregoing insurance shall be delivered to Landlord before Tenant’s Work is started and before any contractor’s or subcontractor’s equipment is moved on to any part of the Leased Premises.  In addition, Tenant’s contractor shall obtain payment and performance bonds in form and substance satisfactory to Landlord in face amounts of 110% of the value of work to be accomplished.  All bonds shall be dual or multiple obligee bonds inuring to the benefit of Landlord, Tenant, and other persons as Landlord shall require.

                                                                (d)           Liability during Construction.  Tenant hereby assumes any and all liability arising out of or relating to Tenant’s Work or to the Leased Premises after the date hereof, including any liability arising out of statutory or common law for any and all injuries to or death of any and all persons (including, without limitation, Tenant’s contractors and subcontractors and their employees) and any liability for any and all damage to property caused by, or resulting from, or arising out of any act or omission on the part of the Tenant, Tenant’s contractors and Tenant’s or their subcontractors or employees in the performance of Tenant’s Work, and Tenant further agrees to defend, indemnify and save harmless Landlord from and against all damages, claims, costs, liabilities, losses and/or expenses (including legal fees and expenses) arising out of or related to Tenant’s Work, including without limitation any and all such injuries, death and/or damage.  Tenant agrees to insure the foregoing assumed contractual liability in its liability policies and the original or duplicate original of said policy that Tenant will deliver to Landlord shall expressly include said contractual liability coverage.

                                                                (e)           Removal during Construction.  Contractors and/or subcontractors participating in the Tenant’s Work shall be required to keep the Leased Premises and adjacent areas in a neat and clean condition and to remove and dispose of, as frequently as Landlord may direct, all debris and rubbish caused by, or resulting from the work and upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Leased Premises or in proximity thereto that was brought in or created by the performance of Tenant’s Work.  If at any time Tenant’s contractors and subcontractors shall neglect, refuse, or fail to remove any debris, rubbish, or surplus materials within twenty-four (24) hours after written notice to Tenant, Landlord may remove the same at Tenant’s expense.

                                                                (f)            Utilities during Construction.  Subject to the design capacity of the Building, Landlord shall furnish, water, electricity, and elevator service, to the Leased Premises for use by Tenant’s contractors in connection with the performance of Tenant’s Work during normal business hours at a cost to Tenant as determined by Landlord.  Heating, venting and air conditioning to the Leased Premises during construction will be furnished by Landlord upon written request from Tenant or Tenant’s general contractor and will be charged to Tenant at a rate as determined by Landlord per floor during those hours which Tenant or Tenant’s general contractor requests such service be provided.  Landlord shall designate the method established for scheduling elevators and advise Tenant of advance notice requirements to schedule and secure elevators for use in Tenant’s Work.

                                                                (g)           Changes.  All changes to the Final Drawings shall be subject to Landlord’s prior written approval.  If there are any changes, the Budget shall be revised to take into account any changes in the cost of performing Tenant’s Work, and the revised Budget shall be initialed by the parties.  However, if the revised Budget is not so initialed or so attached, that shall not impair or release Tenant from any of Tenant’s obligations herein or otherwise adversely affect Landlord’s

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rights herein.  Tenant’s Work (including any changes) shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises upon the expiration of the Lease term.

                                                                (h)           Affidavits.  Tenant shall cause to be filed and/or recorded such affidavits as Landlord requests regarding Tenant’s Work, including without limitation an affidavit of commencement of Tenant’s Work and an affidavit of completion of Tenant’s Work on the dates required by law to give proper effect thereto, or if requested by Landlord, on the dates specified by Landlord.

                5.             Completion Date.  Tenant’s Work shall be completed by January 31, 2005 (“Completion Date”).  If, for any reason, the Leased Premises are not ready for occupancy by Tenant on the Commencement Date, Landlord shall not be liable for any claims or damages by reason thereof and Tenant’s obligations to pay Base Rent and other charges shall nevertheless commence.

                6.             Waiver of Certain Remedies.

                                                                (a)           Offsets.  No sum payable to Tenant as the result of any breach or default by Landlord under this Rider shall be deducted from or offset against any rent or other sums payable under the Lease, unless Landlord (in Landlord’s discretion) consents thereto, and no such breach or default by Landlord under this Rider shall:

                                                                                                                (i)            be the subject of a defense or counterclaim in any action or proceeding brought by Landlord to enforce its rights under the Lease; or

                                                                                                                (ii)           excuse Tenant from the performance of any of its obligations under the Lease or relieve Tenant of any of its liabilities thereunder.

                                                                (b)           Consequential Damages.  Nothing contained in this Rider shall render Landlord liable to Tenant for consequential damages arising out of any breach or default under this Rider, including, without limitation, loss of use or income from the building or the Leased Premises or any equipment or facilities therein, whether by Tenant or any person claiming through or under Tenant.

                                                                (c)           Liability.  If Landlord shall be in default under this Rider or this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency.  In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

                7.             Assignment.  This Rider and Tenant’s rights hereunder shall not be assigned by Tenant except to a permitted assignee of all of Tenant’s rights under the Lease and any other purported assignment by Tenant shall be null and void and of no force and effect.  If Tenant shall properly assign Tenant’s rights hereunder, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Rider on the part of Tenant to be performed or observed.

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                8.             Notices.  Any notice, or other communication shall be in writing and shall be given in the manner required by the notice provisions of the Lease, with a copy to Landlord’s Representative or Tenant’s Representative (as applicable) at their address as set forth herein.

                9.             Conflicts and Conformity with Lease.  Any rights and obligations of Landlord and Tenant relative to any matter not stated in this Rider shall be governed by the Lease.  If there shall be any conflict between this Rider and the Lease, the provisions of this Rider shall prevail.  As used herein, all capitalized terms not defined herein shall have the same meaning as defined in the Lease.

                10.          Allowance.

                                                                (a)           As stated above, all Work shall be done at Tenant’s expense, including building permit fees, other fees, architectural and engineering expenses and other expenses relating to Tenant’s Work.  However, Landlord shall provide Tenant with an allowance of $35.00 per rentable square foot in the Leased Premises, totaling to $325,745.00 (the “Allowance”).  Tenant understands that if the cost of Tenant’s Work, including without limitation any changes in Tenant’s Work, exceeds the Allowance, then Tenant shall be solely responsible for all such costs in excess of the Allowance.  The Allowance shall be paid to Tenant following receipt of the following documentation (i) full and final waivers of liens from the general contractor and the subcontractors retained by Tenant in an amount equal to the portion of the Allowance to be disbursed, (ii) completion certificates from Tenant, the general contractor and Tenant’s architect, (c) a sworn contractor’s affidavit from the general contractor, and (d) a request to disburse from Tenant containing an approval by Tenant of the work done, receipted bills covering all labor and materials expended and used in connection with the improvements.  If Tenant has not previously paid the general contractor for the cost of the improvements, Landlord, at its option, may pay the Allowance directly to the order of the general contractor that performed the improvements or to the joint order of the general contractor and all included subcontractors.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under this Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.  The Allowance may only be used for the cost of labor, material and contractor’s fees for the improvements to the Leased Premises, and the cost of preparing plans and drawings in connection therewith.  In no event shall the Allowance be used for the purchase of equipment, furniture and other items of personal property of Tenant.  In the event Tenant has not presented proper documentation evidencing the use of the entire Allowance by February 28, 2005, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.

                                                                (b)           If the actual construction costs exceed the Allowance, then Tenant shall pay the excess and Landlord shall not be responsible therefor.

                                                                (c)           If the actual construction costs are less than the Allowance, then Tenant shall not be entitled to any portion of the unexpended Allowance, which shall belong to Landlord.

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Renewal Option Rider

The following provisions are hereby added to the terms of the Lease.  In the event of a conflict between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control. Unless otherwise defined in this Rider, each capitalized term used in this Rider shall have the meaning assigned to it in the Lease.  As hereinafter used in this Rider, the term “this Lease” shall mean the Lease, as modified by this Rider.

1.                                       Provided the Lease is still in full force and effect and there is no uncured event of default by Tenant under the Lease beyond any applicable cure period, Tenant shall have the right and option to renew the Lease for one (1) additional five (5) year terms (such terms being hereinafter called the “Renewal Term”), on the following terms and conditions.

2.                                       Tenant shall exercise each right and option to renew the term of this Lease by giving Landlord written notice thereof no later than one hundred eighty (180) days prior to the expiration of the primary term or any preceding Renewal Term, as applicable. If Landlord does not receive such notice by such deadline, Tenant shall be deemed to have elected not to exercise such renewal option.

3.                                       The Base Rent (excluding Tenant’s share of increases in operating expenses) during each Renewal Term shall be determined as set forth below.  The Base Rent shall be adjusted on the first day of each Renewal Term (the “Rental Adjustment Date”) to the “fair rental value” of the Premises, determined in the following manner.  Not later than one hundred twenty (120) days prior to the Rental Adjustment Date Landlord and Tenant shall meet in an effort to negotiate in good faith the fair rental value of the Premises as of the Rental Adjustment Date.  If Landlord and Tenant have not agreed upon the fair rental value of the Premises at least ninety (90) days prior to the Rental Adjustment Date, the fair rental value shall be determined by appraisal to be performed by a real estate broker as set forth below.  If Landlord and Tenant are not able to agree upon the fair rental value of the Premises within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the Rental Adjustment Date.  If Landlord and Tenant are unable to agree upon a single appraiser within that time period, then Landlord and Tenant shall each appoint one appraiser not later than sixty (60) days prior to the Rental Adjustment Date.  Within ten (10) days thereafter the two appointed appraisers shall appoint a third independent appraiser.  If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises.  If both parties fail to appoint appraisers within the prescribed time period, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Premises.  Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser.  Each appraiser shall be a licensed real estate broker with a minimum of ten (10) years of experience in commercial

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real property in the area in which the Premises are located and shall be a member of a professional appraisal organization such as MAI or equivalent.

4.                                       For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing tenant would pay as of the Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used as provided in the Lease.  If a single appraiser is chosen, then that appraiser shall determine the fair rental value of the Premises.  Otherwise the fair rental value of the Premises shall be the arithmetic average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded.  Landlord and Tenant shall instruct the appraisers to complete their determination of the fair rental value not later than thirty (30) days prior to the Rental Adjustment Date.  If the fair rental value is not determined prior to the Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Premises immediately prior to the Renewal Term, until the fair rental value is determined.  When the fair rental value of the Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as applicable, within thirty (30) days after receipt of that notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

5.                                       The leasing of the Premises by Landlord to Tenant during a Renewal Term shall be upon all terms and conditions set forth in the Lease, except as expressly modified by this Exhibit. Tenant, if requested by Landlord, agrees to execute a new lease for the Renewal Term(s) on the same terms and conditions set forth in this Lease, except (a) as modified with respect to the Renewal Rate in accordance with the terms of this Exhibit, (b) that Tenant shall accept the Premises in its then “AS-IS” condition, and (c) that Landlord shall not be required to perform any tenant finish or other work to the Premises, or to provide Tenant any tenant finish allowance or other allowance or inducement with respect to the Premises.  At Landlord’s request, instead of executing a new lease, as set forth above, the parties shall execute an amendment to the Lease, in form and substance acceptable to Landlord, reflecting the leasing of the Premises for the Renewal Term in accordance with the foregoing.

6.                                       If Tenant fails to properly exercise any renewal option, that renewal option and all subsequent renewal options, if any, shall terminate immediately and Tenant shall have no right to extend the term of this Lease.  The renewal option granted herein is personal to the Tenant named in this Lease and may not be transferred or assigned except in connection with an assignment of the Lease approved by Landlord in accordance with the provisions of this Lease.

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